Exhibit 5.2

ENSafrica 35 lower Long Street Foreshore Cape Town South Africa 8001 P O Box 2293 Cape Town South Africa 8000 Docex 14 Cape Town tel +27 21 410 2500 info@ENSafrica.com opinion

Sasol Limited Sasol Place 50 Katherine Street Sandton 2196 SOUTH AFRICA Sasol Financing USA LLC 12120 Wickchester Lane Houston, Texas 77079 UNITED STATES	CvL/DR/0488319 18 March 2021	our ref your ref date

Ladies and Gentlemen

ISSUE BY SASOL FINANCING USA LLC OF (i) US$650,000,000 4.375% NOTES DUE 2026 AND (ii) US$850,000,000 5.500% NOTES DUE 2031, FULLY AND UNCONDITIONALLY GUARANTEED BY SASOL LIMITED: CAPACITY AND AUTHORITY OPINION

We have acted as South African legal advisers to Sasol Limited (registration no. 1979/003231/06) (the “Guarantor”) in connection with the unconditional guarantee of the Notes issued by the Guarantor (the “Guarantee”).

1.	Definitions

In this opinion (“Opinion”):

1.1.	“CIPC” means the Companies and Intellectual Property Commission;
1.2.	“Constitutional Documents” means the documents listed in paragraph 3.3;
1.3.	“Issuer” means Sasol Financing USA LLC, a Delaware limited liability company; and
1.4.	“Notes” means:
1.4.1.	the US$650,000,000 4.375% notes due 2026 issued by the Issuer, fully and unconditionally guaranteed by the Guarantor; and
1.4.2.	the US$850,000,000 5.500% notes due 2031 issued by the Issuer, fully and unconditionally guaranteed by the Guarantor.

2.	Scope
2.1.	This Opinion is given in respect of the questions of law expressly addressed in paragraph 5 and for no other purpose. It does not extend by implication or otherwise to any other matters. No opinion is expressed as to matters of fact.
2.2.	This Opinion relates only to the laws of South Africa as interpreted by South African courts at 09h00 (Johannesburg time) on the date of this Opinion. We assume no obligation to advise the addressees or any other parties to whom this Opinion may be disclosed of any changes of law or fact which may occur after that time, notwithstanding that those changes may affect the legal analysis or conclusions contained in this Opinion.
2.3.	This Opinion is given on the basis that it will be construed in accordance with South African law. Anyone relying on this Opinion agrees that this Opinion and all matters (including any liability) arising in any way from it are to be governed by South African law and will be subject to the non-exclusive jurisdiction of the High Court of South Africa, Gauteng Local Division.
2.4.	Nothing in this Opinion shall be construed as tax advice.
2.5.	We are legal advisers to the Guarantor and provide this Opinion on its instructions. Our responsibility to any party to whom this Opinion is disclosed in connection with this Opinion and the transactions it contemplates is strictly limited to the express terms of this Opinion. We owe you no fiduciary duty nor are we in an attorney/client relationship with you in connection with this Opinion and those transactions, even if you are a past or present client of this firm. Any special arrangements or retainers between us do not apply in connection with this Opinion and those transactions.
3.	Documents

For purposes of providing the opinions set out in this Opinion, we have examined and rely on:

3.1.	an executed copy of the Guarantee;
3.2.	copies of:
3.2.1.	the automatic shelf registration statement on Form F-3 (registration no. 333-227263) filed by the Issuer and the Guarantor under the US Securities Act, 1933 (the “Act”) with the Securities and Exchange Commission (the “Commission”) on 10 September 2018, as amended by the post-effective amendment filed on 24 August 2020 (that registration statement, including the information deemed to be part of that statement at the time of effectiveness pursuant to Rule 430B under the Act and the documents incorporated by reference into that statement, the “Registration Statement”);

3.2.2.	the base prospectus dated 10 September 2018 which forms part of the Registration Statement with respect to the offering from time to time of the securities described in that prospectus and was included as part of the Registration Statement at the time it became effective on 10 September 2018 (the “Base Prospectus”);
3.2.3.	the preliminary prospectus supplement relating to the Notes dated 8 March 2021 (the “Preliminary Prospectus Supplement” and the Base Prospectus, as amended and supplemented by the Preliminary Prospectus Supplement, in the form first filed by the Issuer and the Guarantor pursuant to Rule 424(b) under the Act with the Commission, including the documents incorporated by reference into that prospectus, the “Preliminary Prospectus”);
3.2.4.	the free writing prospectus of the Issuer relating to the Notes dated 11 March 2021 in the form first filed by the Issuer and the Guarantor pursuant to Rule 433 under the Act with the Commission;
3.2.5.	the final prospectus supplement relating to the Notes dated 11 March 2021 (the “Final Prospectus Supplement” and the Base Prospectus as amended and supplemented by the Final Prospectus Supplement, in the form first filed by the Issuer and the Guarantor pursuant to Rule 424(b) under the Act with the Commission, including the documents incorporated by reference into that prospectus, the “Prospectus”); and
3.2.6.	the form of indenture included as Exhibit 4.1 to the Registration Statement;
3.3.	copies of the following constitutional documents of the Guarantor:
3.3.1.	the Guarantor’s certificate of incorporation dated 26 June 1979;
3.3.2.	the Guarantor’s certificate to commence business dated 26 June 1979; and
3.3.3.	the Guarantor’s memorandum of incorporation in the form amended on 27 November 2019;
3.4.	a copy of the Guarantor’s corporate certificate dated 18 March 2021 certifying, among other things, that the copies of its Constitutional Documents and resolutions delivered to us for purposes of this Opinion are complete, true, correct and in full force and effect;

3.5.	a copy of an extract of the minutes of the meeting of the board of directors of the Guarantor held on 19 February 2021, dated 4 March 2021;
3.6.	a copy of an extract of the minutes of the annual general meeting of the shareholders of the Guarantor held on 20 November 2020 dated 18 February 2021;
3.7.	a copy of the exchange control application (application number 455/2021-02-22) dated 22 February 2021 by Absa Bank Limited (as authorised dealer) on behalf of the Guarantor (as applicant) to the Financial Surveillance Department of the South African Reserve Bank (“FinSurv”); and
3.8.	a copy of the exchange control approval (approval number 2021-6235) of FinSurv dated 4 March 2021.
4.	Searches
4.1.	We have relied on a company search conducted by us on 18 March 2021 of the electronic records maintained by the CIPC in respect of the Guarantor.
4.2.	We have assumed that the results of the search of the CIPC’s records fully and accurately reflect the information provided by the Guarantor to the CIPC. We have not examined any documents that the Guarantor may have filed with the CIPC other than where we have expressly stated otherwise in this Opinion. The information produced by the search may be not correct, complete or up to date.
4.3.	We have not conducted any other searches or investigations for purposes of this Opinion.
5.	Opinion

Our opinion is as follows, subject to the assumptions in Schedule 1 and the qualifications in Schedule 2:

5.1.	The Guarantor is duly incorporated as a company and exists under the laws in force in South Africa.
5.2.	The Guarantor has the legal capacity, corporate power and authority to enter into and to perform its obligations under the Guarantee. The Guarantor has taken all corporate action for it to enter into and perform its obligations under the Guarantee.
5.3.	The Guarantor’s signatories have been duly authorised by it and are able lawfully to execute the Guarantee on its behalf.
5.4.	The Guarantee has been duly executed by the Guarantor in accordance with the requirements of South African law.

5.5.	The entry by the Guarantor into and the performance by it of its obligations under the Guarantee does not and will not contravene:
5.5.1.	any law or regulation of South Africa applicable to companies generally which is binding on it; or
5.5.2.	its Constitutional Documents.
6.	Benefit
6.1.	We are providing this Opinion to you in connection with the matters described in paragraph 2.1 and solely for use in connection with the issuance of the Notes and the Guarantee. It is not to be used or relied on for any other purpose.
6.2.	This Opinion is given strictly on the basis that (and it is recorded that, by virtue of having received this Opinion, each addressee and each other party to whom the Opinion is disclosed, has expressly agreed that):
6.2.1.	ENSafrica’s total aggregate liability for any claim whatsoever arising as a result of the opinions set out forth in this Opinion and/or the reliance on those opinions by any party shall be limited to and shall not exceed the amount recoverable by way of recourse against ENSafrica, its assets and its professional indemnity cover; and
6.2.2.	as a stipulation for the benefit of each director and shareholder from time to time of ENSafrica, there shall be no recourse and no claims will be capable of being brought or instituted against any director or shareholder of ENSafrica in their personal capacity.
6.3.	Nothing contained in this Opinion shall be construed as:
6.3.1.	limiting in any way our rights to contest, defend or oppose any claim brought by you against us; or
6.3.2.	reducing or limiting the rights of our insurer in terms of our professional indemnity insurance (including without limitation any rights of subrogation or similar rights of our insurer); or
6.3.3.	requiring us to act in a manner which may void, limit or reduce our professional indemnity cover or which may otherwise confer on our insurer a right to repudiate the claim made by us under our professional indemnity insurance in whole or in part.

7.	Consent
7.1.	We consent to:
7.1.1.	the filing of this Opinion with the Commission as an exhibit to a report on Form 6-K, dated the date of this Opinion, filed by the Guarantor and the Issuer and incorporated by reference into the Registration Statement; and
7.1.2.	the references to Edward Nathan Sonnenbergs Inc. or ENSafrica in:
7.1.2.1.	the sections of the Preliminary Prospectus Supplement headed “Enforcement of Certain Civil Liabilities” and “Legal Matters”; and
7.1.2.2.	the sections of the Final Prospectus Supplement headed “Enforcement of Certain Civil Liabilities” and “Legal Matters”.
7.2.	In giving this consent, we do not admit or concede that the consent is within the category of persons whose consent is required under section 7 of the Act or the rules or regulations of the Commission promulgated under the Act.
7.3.	We are a privately incorporated company of lawyers admitted to practice in South Africa. Our lawyers are for purposes of the consent in this paragraph 7 and this Opinion, not admitted to practice in any jurisdictions other than South Africa. We do not hold ourselves out as being experts on the law of any jurisdiction other than the laws of South Africa. We do not express any opinion on the law of any jurisdiction other than the laws of South Africa.

Yours faithfully

EDWARD NATHAN SONNENBERGS INC

Per:

/s/ Clinton Van Loggerenberg

CLINTON VAN LOGGERENBERG

Schedule 1

Assumptions

1.	All dates and signatures (including electronic signatures) on all documents submitted to us, whether original or copies, are genuine.
2.	All documents submitted to us are authentic and complete, and have been duly submitted, where applicable, to the appropriate regulatory authority.
3.	If we have reviewed a copy (including an electronic copy) of a document, it is a correct and complete copy of the original.
4.	If we have reviewed only a draft of a document, it has been or will be executed in the form of that draft.
5.	If we have reviewed a conformed copy of a document, each party actually executed the document in that form.
6.	No documents reviewed for purposes of this Opinion (including the Guarantee) have been amended or superseded between the time of their dating or certification (as applicable) and the date of this Opinion. The completeness and accuracy of a document will not be affected by the omission from that document of any page or part or the substitution of any page or part of that document.
7.	The Constitutional Documents, each of the resolutions and each of the authorisations listed in paragraph 3 of this Opinion remain in full force and effect. FinSurv has not communicated any condition, change or request to the Guarantor that was not recorded in the documents listed in paragraphs 3.7 and 3.8.
8.	There has not been any change in the status or condition of the Guarantor as disclosed in the search referred to in paragraph 4 of this Opinion.
9.	The Guarantor entered into the Guarantee as principal, and not as trustee or agent or in any other capacity.
10.	None of the parties to the Guarantee has taken any action, nor are there any agreements or arrangements in existence between those parties, which would affect, amend or vary the terms of the transactions as set out in the Guarantee.
11.	None of the parties to the Guarantee is precluded by any agreement to which it is a party from entering into or performing its obligations under the Guarantee.

12.	The entry by the Guarantor into and performance by it of its obligations under the Guarantee will not result in it exceeding any borrowing, indemnifying, guaranteeing or similar limits applicable to it which are not apparent from the documents reviewed for purposes of this Opinion.
13.	The Guarantor was solvent and was not “financially distressed” (as defined in the Companies Act, 2008 (the “Companies Act”)) when and immediately after it entered into the Guarantee. The Guarantor will not become insolvent or “financially distressed” as a result of performing its obligations under the Guarantee.
14.	None of the parties to the Guarantee has taken any corporate action or other steps in respect of, and no legal proceedings have been started or threatened for, the liquidation, winding-up, business rescue, appointment of a business rescue practitioner or similar proceedings of or in respect of those parties or any of their assets.
15.
15.1.	The Guarantor has complied with any internal procedures and rules in connection with its entry into and the performance of its obligations under the Guarantee.
15.2.	There are no defects of whatsoever nature in the appointment of any of the directors of the Guarantor and those directors have accordingly been duly appointed.
15.3.	None of the directors of the Guarantor is an ineligible or disqualified person.
15.4.	All relevant interests (including personal financial interests as defined in section 1 of the Companies Act) of directors and related persons (each as defined in section 75(1) of the Companies Act) were disclosed.
15.5.	Board meetings, shareholder meetings and other meetings at which any resolutions, authorisations or mandates were passed or adopted were duly convened, quorate and held.
15.6.	Any notices of meetings or matters to be decided on other than at a meeting were correctly given to all persons required to receive those notices.
16.	Each person who executed the Guarantee on behalf of the Guarantor:
16.1.	is actually a person named in the Guarantor’s board resolution;
16.2.	actually holds the position they purport to hold;
16.3.	actually signs in the capacity in which they purport to sign; and
16.4.	where execution is by electronic signature, actually applied his/her electronic signature to the Guarantee.

17.	No person has engaged or will engage in unconscionable, misleading or deceptive conduct (by act or omission) that might make any part of this Opinion incorrect. No person has engaged or will engage in any other conduct, and there are no facts or circumstances not evident from the face of the documents listed in paragraph 3 of this Opinion, that might make any part of this Opinion incorrect. None of the parties to the Guarantee is on actual notice of any prohibition or restriction on any other party’s ability to enter into or perform under the Guarantee and no party has deliberately refrained from making inquiries in circumstances where it had any suspicion that such a prohibition or restriction may be applicable. None of the parties to the Guarantee has entered into it primarily or substantially to defeat or reduce the effect of a prohibition or requirement established by or in terms of an unalterable provision of the Companies Act.
18.	The Guarantee has been entered into:
18.1.	in good faith, for bona fide commercial reasons and on arms’ length terms; and
18.2.	without the intention of preferring one creditor above another or to defraud creditors.
19.	All conditions precedent (other than delivery of this Opinion) have been timeously fulfilled or waived.
20.	The accuracy, adequacy, completeness and correctness of:
20.1.	all information supplied to us by the Guarantor (including by its directors, officers, employees, representatives or agents);
20.2.	any facts in the documents reviewed for purposes of this Opinion (including the Guarantee); and
20.3.	any representations and warranties in the documents reviewed for purposes of this Opinion (including the Guarantee) other than where those representations and warranties directly address questions of law on which we expressly opine in this Opinion.
21.	No foreign law affects the conclusions set out in this Opinion.
22.	Neither the Guarantee nor any transaction effected by it is primarily or substantially intended to defeat or reduce the effect of a prohibition or requirement established by or in terms of an unalterable provision of the Companies Act.

We have not taken any steps to investigate, nor do we express any opinion on, whether the assumptions in this Opinion are correct, except as expressly stated in the Opinion. However, without making any inquiries beyond the steps stated in this Opinion, the people primarily responsible for the preparation of this Opinion (being Clinton van Loggerenberg and Dean Rose) are not actually aware that any of the assumptions are incorrect or misleading.

Schedule 2

Qualifications

1.	Accuracy of information in the Registration Statement, Preliminary Prospectus and Prospectus

The Registration Statement, the Preliminary Prospectus and the Prospectus have been prepared by the Issuer who has accepted responsibility for the information contained in those documents. Other than where we have expressly stated otherwise in this Opinion, we have not investigated or verified the truth or accuracy of any information contained in the Registration Statement, the Preliminary Prospectus or the Prospectus, nor have we been responsible for ensuring that no material information has been omitted from those documents.